                                                                    EXHIBIT 4.03


                                                                         ANNEX B

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS PURCHASE WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE PURCHASE WARRANT UPON ANY PARTIAL EXERCISE HEREOF. AS A RESULT FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE OUTSTANDING NUMBER OF SHARES AVAILABLE PURSUANT TO THIS WARRANT MAY BE LESS THAN THE AMOUNT OF SHARES SET FORTH BELOW.





                          COMMON STOCK PURCHASE WARRANT


                               TO PURCHASE 833,333
                            SHARES OF COMMON STOCK OF

                              HYBRID NETWORKS, INC.
                              ---------------------

     THIS CERTIFIES that, for value received, HALIFAX FUND, L.P. and its successors and assigns (the "HOLDER") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time and from time to time on and after the date hereof ("PURCHASE WARRANT COMMENCEMENT DATE"), and on and prior to 8:00 p.m. Eastern Time on the fifth anniversary of the date of issuance hereof (the "EXPIRATION DATE"), but not thereafter, to subscribe for and purchase from HYBRID NETWORKS, INC., a Delaware corporation (the "COMPANY"), 833,333 shares (the "WARRANT SHARES") of common stock, $0.001 par value per share ("COMMON STOCK"), of the Company. The purchase price of one share of Common Stock under this Warrant shall be the Exercise Price, as defined below and as may be adjusted from time to time pursuant to the terms hereof. The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Securities Purchase Agreement dated on or about the date hereof (the "PURCHASE AGREEMENT") entered into between the Company, the Holder and the other Purchasers named therein (if any).

          1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Warrant, the following terms shall have the following respective meanings:

     "ADJUSTMENT PERIOD" shall have the meaning set forth in the Adjustment Warrant.

     "CHANGE IN CONTROL TRANSACTION" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in
Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii),
(iii) or (iv) above, pursuant to which the Common Stock is converted or reclassified into other securities, cash or property.

     "CONVERTIBLE SECURITIES" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

     "EFFECTIVE REGISTRATION" shall have the meaning set forth in the Purchase Agreement.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXERCISE PRICE" means either the Fixed Price or the Variable Price, as applicable.

     "FIXED PRICE" shall mean $9.00, as such figure may be adjusted pursuant hereto.

     "NOTICE PERIOD" shall mean any period of twenty consecutive Trading Days commencing on the date designated by the Company in an Issuer Notice (as defined below).

     "PRICING PERIOD" for an Exercise Date shall mean the period beginning on and including the Trading Day immediately following the most recent prior Exercise Date in such Notice Period (or on and including the first Trading Day of such Notice Period if an Exercise Date for such Notice Period has not yet occurred) and ending on and including such Exercise Date.

     "PRINCIPAL MARKET" shall mean the Approved Market or such other market or exchange on which the Common Stock is then principally traded.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "TRADING DAY" shall mean a day on which there is trading on the Principal Market.

     "VARIABLE PRICE", applicable for each Exercise Date during a Notice Period, shall equal the lesser of (a) the Fixed Price and (b) 94% of the average VWAP over the Pricing Period for such Exercise Date.

     "VOLUME LIMIT", for any Notice Period, shall mean 10% of the total number of shares of Common Stock traded on the Principal Market during the Notice Period (excluding (i) individual trades of 20,000 shares or more of Common Stock, and (ii) all transactions other than BONA FIDE, arm's length transactions between unaffiliated and unrelated persons and entities).

     "VWAP" shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day as reported on Bloomberg's, as such figure may be adjusted pursuant hereto.

          2. TITLE OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, and the Company shall not be affected by notice to the contrary except as provided herein.

          With the written consent of the Company, such written consent not to be unreasonably withheld, prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws; provided that no such transfer may be made to a person that is not an "ACCREDITED INVESTOR" as defined in Rule 501 of Regulation D of the Securities Act; and provided further that no consent of the Company is required for any transfer or assignment in whole or in part from time to time to an affiliate of the Purchaser or the then holder of this Purchase Warrant. The term "HOLDER" shall refer to the Holder or any subsequent transferee of this Warrant. If this Warrant is duly assigned in accordance with the terms hereof, then the Company agrees, upon the request of the assignee, to amend or supplement promptly any effective registration statement covering the Warrant Shares so that the such assignee is added as a selling stockholder thereunder, subject to such assignee providing the information required for such amendment or supplement and provided that no unreasonable change may be required to the description of the intended methods of distribution as set forth in the Registration Statement by virtue of such transfer.

          3. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

          4.   EXERCISE OF WARRANT.

               (a) EXERCISE PROCEDURE. Exercise of the purchase rights represented by this Warrant may be made at any time and from time to time, in whole or in part, on or after the Commencement Date but before 8:00 p.m. Eastern Time on the Expiration Date, by (i) delivering the Notice of Exercise annexed hereto duly completed and executed (which may be by facsimile) to the Company at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the full Exercise Price of the shares thereby purchased, whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Subject to subsection (b) below, payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

               (b) CASHLESS EXERCISE. Alternatively, and only in the event the Warrant Shares are not subject to Effective Registration or such exercise is not pursuant to an Issuer Notice (as defined below), the Holder may exercise this Warrant, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock a Notice of Exercise specifying the number of Warrant Shares to be delivered to such Warrant holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being exercised ("EXERCISED SHARES"). The number of Deliverable Shares shall be calculated as follows:

  # of Deliverable Shares =
  # of Exercised Shares x Fair Market Value of Common Stock Less Exercise Price
                           -----------------------------------------------------
                                    Fair Market Value of Common Stock

     "FAIR MARKET VALUE" shall be deemed to be the last reported sale price of Common Stock on the Trading Day immediately prior to exercise, or, if not reported, the fair market value of such Common Stock as reasonably determined by the Company and such Holder.

               (c) ISSUANCE OF WARRANT SHARES AND UNEXERCISED WARRANTS. In the event that this Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within five
(5) Trading Days, issue and deliver to or upon the order of the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, reflecting such adjusted number of Warrant Shares.

     All exercises of this Warrant will be deemed to occur as of the date of receipt by the Company of a validly executed Notice of Exercise (or such later date as may be indicated on such Notice of Exercise) (such date being referred to herein as the "EXERCISE DATE"), and certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the Exercise Date. The Holder may withdraw its Notice of Exercise under Section 3(a) or 3(b) at any time thereafter, in whole or in part, if the Company fails to timely deliver the applicable certificates to the Holder as provided in this Warrant.

     In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

               (d) BOOK-ENTRY. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless such Holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise.

               (e) EXERCISE PRICE. The Exercise Price for Warrant Shares purchased on any Exercise Date which is not during a Notice Period shall be equal to the Fixed Price. The Exercise Price for Warrant Shares purchased on any Exercise Date which is during a Notice Period shall be equal to the Variable Price.

               (f)  FORCED EXERCISE.

                    (i) NOTICE AND OBLIGATION. Subject to the terms hereof, at any time and from time to time after the expiration of the Adjustment Period, the Company shall have the right to force the Holder to exercise this Warrant on the terms contained herein by delivering a written notice to the Holder (each such notice hereinafter referred to as an "ISSUER NOTICE") stating the number of Warrant Shares ("STATED NUMBER") for which this Warrant must be exercised during the Notice Period specified by the Company in such Issuer Notice. Such Issuer Notice shall be delivered to the Holder at least five (5) Trading Days but not more than twenty (20) Trading Days before the commencement of such Notice Period (otherwise such Issuer Notice shall be null and void). Contemporaneous with the delivery of any Issuer Notice, the Company shall deliver to the Holder a current and deliverable prospectus supplement to the Registration Statement (as defined in the Registration Rights Agreement) in accordance with the rules and regulations under the Securities Act (including disclosure of the Stated Number in such Issuer Notice and the timing of the related Notice Period), and the Company shall cause such prospectus supplement to be filed with the SEC within one Trading Day after delivery of the Issuer Notice to the Holder. Subject to subsection (ii) below, during each Notice Period, the Holder shall be obligated to exercise this Warrant in accordance with the terms hereof at any time and/or from time to time during such Notice Period such that the total number of Warrant Shares exercised hereunder shall equal the Stated Number, PROVIDED, HOWEVER, that the Holder shall not be obligated to exercise this Warrant for

     Warrant Shares in excess of, or in violation of, the Volume Limit or the exercise limitations contained in Section 18 below.

                    (ii) CONDITIONS. Notwithstanding anything to the contrary in this Warrant, unless (and only to the extent) waived by the Holder, the Company shall not be entitled to deliver an Issuer Notice or require the Holder to exercise any portion of this Warrant, and the Holder shall not be obligated to exercise this Warrant pursuant to this Section 4(f) unless, at all times from the date of such Issuer Notice until and including the last Trading Day of the applicable Notice Period, all of the following conditions are met:

                    (1)  There shall be Effective Registration;

                    (2) The closing bid price of the Common Stock on the Principal Market shall be at least $3.50;

                    (3) There shall not have occurred a Change in Control Transaction or the public announcement of a pending Change in Control Transaction which has not been abandoned or terminated; and

                    (4) The total number of Warrant Shares issuable hereunder (regardless of any limitations contained herein) shall have been duly authorized and reserved for issuance.

     If any of the conditions described in clauses (1) through (4) above fail to be satisfied or exist after an Issuer Notice is so delivered, then the Holder shall have no further obligation to exercise this Warrant pursuant to such Issuer Notice; PROVIDED, HOWEVER, that the Holder may, in its sole discretion, but shall not be required to, exercise this Warrant in whole or in part at the Variable Price during the Notice Period, which shall not in any way act as a waiver of any of the Company's obligations, defaults or breaches under clauses (1) through (4) above and provided further that the Company may subsequently deliver an Isssuer Notice. The Company's delivery of an Issuer Notice shall constitute a representation by the Company that all the conditions specified in clauses (1) through (4) above have been satisfied as of the date of such Issuer Notice.

          5. NO FRACTIONAL SHARES OR SCRIP. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. Any fractional share or scrip shall be rounded up to the nearest whole number.

          6. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares in a name other than the name of the holder.

          7. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

          8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Subject to Sections 12 and 13 of this Warrant and the provisions of any other written agreement between the Company and the Holder, prior to the exercise of this Warrant as provided herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights. However, at the time of the exercise of this Warrant pursuant to Section 4 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

          9. REMEDIES. If the Company shall fail to deliver to the Holder the unlegended Warrant Shares to be issued to the Holder hereunder by the third Trading Day following the Exercise Date, whether by physical delivery of certificates or by book-entry transfer through DTC for such Warrant Shares, the Company shall, in addition to any other remedies under this Warrant or the Transaction Documents or at law or in equity, pay as additional damages in cash to the Holder, by the tenth (10th) Trading Day following the Exercise Date, an amount equal to one percent (1%), and on each succeeding fifth (5th) Trading Day thereafter until such Warrant Shares are delivered, an amount equal to two percent (2%), of the value of the Warrant Shares not delivered to the Holder by such third (3rd) Trading Day following the Exercise Date, based on the Fair Market Value as of the Exercise Date. The Company acknowledges that this remedy is partial and non-exclusive.

          10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT; DENOMINATION. In the event that any holder notifies the Company that its Warrant(s) have been lost, stolen or destroyed, then replacement Warrant(s) identical in all respects to the original Warrant(s) (except for any registration number and any adjustments to Exercise Price or the number of Warrant Shares issuable hereunder pursuant hereto, if different than that shown on the original Warrant(s)) shall be delivered to the holder by the Company within five (5) Trading Days, provided that such holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Warrants. This Warrant is exchangeable for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same. No service charge will be made for such registration, replacement, transfer or exchange.

          11. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

          12. EFFECT OF CERTAIN EVENTS. If at any time while this Warrant or any portion hereof is outstanding and unexpired there shall be a Change in Control Transaction, then the Holder shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such Change in Control Transaction, the kind and amount of consideration including cash, stock, other securities, assets or any other property, which it would have owned or have been entitled to receive upon or after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. The Company shall not consummate a Change in Control Transaction unless the entity resulting from such transaction (if not the Company), or such transferee entity, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

          13. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. For purposes of any adjustment of the Exercise Price pursuant to this Section 13, the "Exercise Price" shall be deemed to be the Fixed Price and each VWAP during any Pricing Period (which VWAP occurs prior to the applicable event set forth below).

               (a) STOCK DIVIDENDS, SPLITS, COMBINATIONS AND RECLASSIFICATIONS. If, to the extent not covered by Section 12 above, the Company or any Subsidiary, at any time while this Warrant or any portion thereof is issued, outstanding and unexpired: (A) shall declare or pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including securities convertible into or exchangeable or exercisable for such equity securities) in shares of Common Stock; (B) subdivide outstanding Common Stock into a larger number of shares; (C) combine outstanding Common Stock into a smaller number of shares; or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including without limitation in connection with any merger or consolidation), then the Exercise Price hereunder shall be adjusted by multiplying the Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section 13(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (b) DISTRIBUTIONS. If the Company or any Subsidiary, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries, then the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the Fair Market Value (as defined below) per share of the Common Stock less the then fair market value as reasonably determined by the Board of Directors of the portion of the evidences of indebtedness or assets or rights or warrants so distributed (and for which an adjustment to the Exercise Price has not previously been made pursuant to the terms of this Section 13) applicable to one share of Common Stock, and the denominator of which shall be such Fair Market Price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution. "FAIR MARKET PRICE" shall mean the closing market price per share of Common Stock on the Principal Market on the Trading Day next preceding such fixed determination date or such other date on which the Fair Market Price is being determined. The Company shall deliver to each holder of Warrants a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof. In the event that the Exercise Price shall change by more than 5%, the holders of Warrants shall have the right to have the fair market value determined by an independent nationally reputable investment banker mutually selected by the Company and the Holder, at the Company's expense.

               (c) COMMON STOCK ISSUANCES. In the event that the Company or any Subsidiary issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock (other than the Shares issued under the Purchase Agreement), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock (other than shares or options issued or which may be issued pursuant to (i) the Company's current employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of this Warrant and listed in the Company's SEC filings, or (ii) strategic corporate alliances not undertaken principally for financing purposes) (counting Convertible Securities as if such securities were converted, exercised or exchanged) based on the Fair Market Price at the time of issuance of such securities) at an effective purchase price per share which is less than the greater of (1) the Fair Market Price on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options, or (2) the Exercise Price, then in each such case, the Exercise Price in effect immediately prior to such issue or sale or record date, as applicable, shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Exercise Price or Fair Market Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale; PROVIDED, HOWEVER, that this Section 13(c) shall not apply if such effective purchase price per share is greater than the Exercise Price.

     For purposes of the preceding paragraph, in the event that the effective purchase price is less than both the Fair Market Price and the Exercise Price, then the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used.

     For the purposes of the foregoing adjustment, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

               (d) INVERSE PROPORTIONAL ADJUSTMENTS TO EXERCISE PRICE AND WARRANT SHARES. In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Any Stated Number shall be appropriately and equitably adjusted if any of the foregoing event occur.

          14.  NOTICES. If:

                    (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                    (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    (iii) the Company shall authorize the granting to all
               holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                    (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined and/or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up.

          15. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          16. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          17. AUTHORIZED SHARES. The Company covenants that during the period this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market or any other domestic securities exchange or market upon which the Common Stock may be listed.

          18.  EXERCISE LIMITATION.

                    (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" (as defined in Rule 144 of the Securities
Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction. The Company shall have no liability for issuing Warrant Shares in violation hereof if the Holder fails to advise the Company in writing prior to such issuance (which may be in the Notice of Exercise) that upon such issuance the Restricted Ownership Percentage will be exceeded.

                  (b) The Holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Holder will not acquire shares of Common Stock pursuant to any right (including exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                        (i) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, MINUS

                        (ii) the number of shares of Common Stock actually owned by such Holder and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the Holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Holder agrees to comply with each such covenant. This Section 18 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

                  The Company's obligation to issue Common Stock which would exceed such limits referred to in this Section 18 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                  (c) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Holder under the Purchase Agreement would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date of issuance hereof, unless otherwise approved by the Company's shareholders. Instead, the Company shall redeem this Warrant to the extent necessary at such consideration required to place the Holder in the same economic position they would have been if not for such limitation or as otherwise provided under the Purchase Agreement.

          19.  MISCELLANEOUS.

                    (a) ISSUE DATE; CHOICE OF LAW; VENUE; JURISDICTION; NO JURY TRIAL. THE PROVISIONS OF THIS WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE SECURITIES ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IN SAN JOSE, CALIFORNIA IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN EITHER OF SUCH JURISDICTIONS. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 19(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

                    (b) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only with the written approval of the holder hereof. Any amendment effected in accordance with this paragraph shall be binding upon the Holder, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                    (c) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder or future holders hereof or the Company shall be personally delivered or facsimiled or shall be sent by reputable overnight courier or certified or registered mail, postage prepaid, to the Holder or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement.

All notices under this Warrant shall be deemed to have been given (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of mailing, on the fifth business day following the date of such mailing, and (iii) in the case of overnight courier, upon receipt. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 19(c).

                    (d) SEVERABILITY. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                    (e) NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holder against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) shall take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

                    (f) SPECIFIC PERFORMANCE. The Company acknowledges and agrees that irreparable damage would occur in the event that the Company failed to perform any of the provisions of this Warrant in accordance with its specific terms. It is accordingly agreed that the Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled by law or equity.


                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: February 16, 2001

                                      HYBRID NETWORKS, INC.


                                      By: ______________________________
                                      Name:
                                      Title:



ATTEST:


Sign:  ______________________________
Print Name:

                               NOTICE OF EXERCISE
             (To be executed by the Holder to exercise the right to
          purchase shares of Common Stock under the foregoing Warrant)

To:  HYBRID NETWORKS, INC.

Re: COMMON STOCK PURCHASE WARRANT issued on February ___, 2001 to __________________ to purchase shares of Common Stock (the "Warrant")


(1)  CHECK ONE:

____ (a) The undersigned hereby elects to purchase ________ shares of Common Stock of HYBRID NETWORKS, INC. pursuant to Section 4(a) of the Warrant, and will tender payment of the purchase price in full, together with all applicable transfer taxes payable pursuant to the Warrant, if any.
                                       OR
____ (b) The undersigned hereby exercises the Warrant with respect ________ shares of Common Stock of HYBRID NETWORKS, INC. on a cashless, "net basis" pursuant to Section 4(b) of the Warrant, and hereby instructs the Company to deliver _______ shares of Common Stock to the holder of the Warrant based on a Fair Market Value of $____.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
                           _______________________________
                           Name
                           _______________________________
                           Address
                           _______________________________

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                           _______________________________
                           Name
                           _______________________________
                           Address
                           _______________________________

(4) The undersigned hereby makes as of the date hereof the representations and warranties set forth in Section 2.2(d) of that certain Securities Purchase Agreement dated as of February 16, 2001 between the Company and the Purchasers named therein. The undersigned further represents as of the date hereof that, after giving effect to the exercise of this Warrant pursuant to this Notice of Exercise, the undersigned will remain in compliance with
     Section 18(b) of the Warrant and not exceed the "Restricted Ownership Percentage" contained in Section 18(a) of the Warrant.



Dated:_______________                 Print Name of Holder:
                                      __________________________________
                                      (Sign) By:________________________
                                      Print Name:
                                      Print Title:

                                 ASSIGNMENT FORM
                                 ---------------
                    (To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to exercise the Warrant.)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of HYBRID NETWORKS, INC. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of HYBRID NETWORKS, INC. with full power of substitution in the premises.


Dated:

______________


                              __________________________________________________
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                             ___________________________________________________
                             Address of Transferee

                             ___________________________________________________

                             ___________________________________________________



In the presence of:


____________________________